                                                                    EXHIBIT 99.1


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                          AGREEMENT AND PLAN OF MERGER




                            Dated as of June 10, 2002




                                      Among

                              IM ACQUISITION, INC.



                                 IM MERGER CORP.


                                       and

                               TECHNISOURCE, INC.



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



                                TABLE OF CONTENTS

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
ARTICLE I.  The Offer and the Merger..............................................................................2
         Section 1.01.  The Offer.................................................................................2
         Section 1.02.  The Merger................................................................................4
         Section 1.03.  Closing...................................................................................4
         Section 1.04.  Effective Time............................................................................4
         Section 1.05.  Effects...................................................................................5
         Section 1.06.  Articles of Incorporation and By-laws.....................................................5
         Section 1.07.  Directors.................................................................................5
         Section 1.08.  Officers..................................................................................5

ARTICLE II.  Effect on the Capital Stock of the Constituent Corporations; Exchange of Certificates................5
         Section 2.01.  Effect on Capital Stock...................................................................5
         Section 2.02.  Exchange of Certificates..................................................................6

ARTICLE III.  Representations and Warranties of the Company.......................................................8
         Section 3.01.  Organization, Standing and Power..........................................................8
         Section 3.02.  Company Subsidiaries; Equity Interests....................................................8
         Section 3.03.  Capital Structure.........................................................................9
         Section 3.04.  Authority; Execution and Delivery; Enforceability.........................................9
         Section 3.05.  No Conflicts; Consents...................................................................10
         Section 3.06.  SEC Documents; Undisclosed Liabilities...................................................11
         Section 3.07.  Information Supplied.....................................................................12
         Section 3.08.  Absence of Certain Changes or Events.....................................................12
         Section 3.09.  Taxes....................................................................................14
         Section 3.10.  Employees................................................................................15
         Section 3.11.  Employee Benefits........................................................................15
         Section 3.12.  Absence of Changes in Benefit Plans......................................................17
         Section 3.13.  Litigation...............................................................................18
         Section 3.14.  Compliance with Applicable Laws..........................................................18
         Section 3.15.  No Illegal Payments, Etc.................................................................18
         Section 3.16.  Contracts................................................................................18
         Section 3.17.  Intellectual Property....................................................................20
         Section 3.18.  Brokers; Schedule of Fees and Expenses...................................................21
         Section 3.19.  Opinion of Financial Advisor.............................................................21

ARTICLE IV.  Representations and Warranties of Parent and Sub....................................................21
         Section 4.01.  Organization, Standing and Power.........................................................21
         Section 4.02.  Sub......................................................................................21
         Section 4.03.  Authority; Execution and Delivery; Enforceability........................................22
         Section 4.04.  No Conflicts; Consents...................................................................22
         Section 4.05.  Information Supplied.....................................................................23
         Section 4.06.  Brokers..................................................................................23
         Section 4.07.  Financial Ability to Perform.............................................................23

ARTICLE V.  Covenants Relating to Conduct of Business............................................................23
         Section 5.01.  Conduct of Business......................................................................23


                                      -i-
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
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
         Section 5.02.  No Solicitation..........................................................................26

ARTICLE VI.  Additional Agreements...............................................................................28
         Section 6.01.  Preparation of Proxy Statement; Shareholders Meeting.....................................28
         Section 6.02.  Access to Information; Confidentiality...................................................29
         Section 6.03.  Reasonable Efforts; Notification.........................................................29
         Section 6.04.  Stock Options............................................................................30
         Section 6.05.  Benefit Plans............................................................................31
         Section 6.06.  Indemnification by Parent................................................................31
         Section 6.07.  Fees and Expenses........................................................................33
         Section 6.08.  Public Announcements.....................................................................33
         Section 6.09.  Transfer Taxes...........................................................................33
         Section 6.10.  Directors................................................................................33
         Section 6.11.  Shareholder Litigation...................................................................33

ARTICLE VII.  Conditions Precedent...............................................................................34
         Section 7.01.  Conditions to Each Party's Obligation To Effect The Merger...............................34

ARTICLE VIII.  Termination, Amendment and Waiver.................................................................35
         Section 8.01.  Termination..............................................................................35
         Section 8.02.  Effect of Termination....................................................................36
         Section 8.03.  Amendment................................................................................37
         Section 8.04.  Extension; Waiver........................................................................37
         Section 8.05.  Procedure for Termination, Amendment, Extension or Waiver................................37

ARTICLE IX.  General Provisions..................................................................................38
         Section 9.01.  Nonsurvival of Representations and Warranties............................................38
         Section 9.02.  Notices..................................................................................38
         Section 9.03.  Definitions..............................................................................39
         Section 9.04.  Interpretation; Disclosure Letters.......................................................40
         Section 9.05.  Severability.............................................................................40
         Section 9.06.  Counterparts.............................................................................40
         Section 9.07.  Entire Agreement; No Third-Party Beneficiaries...........................................40
         Section 9.08.  Governing Law............................................................................41
         Section 9.09.  Assignment...............................................................................41
         Section 9.10.  Enforcement..............................................................................41
         Section 9.11.  Consents.................................................................................41

         Exhibit A         Conditions to the Offer
         Exhibit B         Articles of Incorporation of the Company
         Exhibit C         Form of Noncompetition and Nonsolicitation Agreement

         Company Disclosure Schedule

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                                      -ii-


         AGREEMENT AND PLAN OF MERGER dated as of June 10, 2002, among IM ACQUISITION, INC., a Delaware corporation ("PARENT"), IM MERGER CORP., a Florida corporation ("SUB") and a wholly owned subsidiary of Parent, and TECHNISOURCE, INC., a Florida corporation (the "COMPANY").

         WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "OFFER") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK") at a price per share of Company Common Stock of $4.00, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "MERGER") of Sub into the Company, or (at the election of Parent) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by Parent or the Company shall be converted into the right to receive the highest per share cash consideration paid pursuant to the Offer;

         WHEREAS, the Board of Directors of the Company has unanimously determined that the consideration to be paid for each share of Company Common Stock in connection with the Offer and the Merger is fair to the holders of such shares and has resolved to recommend that the holders of such shares of Company Common Stock accept the Offer and approve this Agreement and each of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth herein;

         WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, the Company is entering into a Stock Option Agreement, dated as of the date hereof (the "STOCK OPTION AGREEMENT"), with Parent and Sub pursuant to which the Company is granting to Sub an option to purchase shares of Company Common Stock upon the terms and subject to the conditions set forth in the Stock Option Agreement; and

         WHEREAS, Parent, Sub, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.
                            The Offer and the Merger

         Section 1.01. THE OFFER.

         (a) Subject to the conditions of this Agreement, as promptly as practicable after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") to purchase for cash all of the shares of Company Common Stock at a price of $4.00 per share, net to seller in cash (such price, or such higher price as may be paid in the Offer, being referred to herein as the "OFFER PRICE"). The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the conditions set forth in Exhibit A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rules 14d-1(g)(3) and 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")). Sub expressly reserves the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the consent of the Company, Sub shall not and Parent shall not permit Sub to (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) waive or change the Minimum Tender Condition (as defined in Exhibit A), (iv) modify in any manner adverse to the holders of Company Common Stock or add to the conditions set forth in Exhibit A,
(v) except as provided in the next sentence, extend the Offer or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the Offer for the shortest time periods which are necessary, but in no event more than an additional 60 days, in one or more periods of not more than five business days, if Parent and Sub are not in material breach of the Agreement and if any of the conditions to the Offer are not satisfied or waived and such conditions are reasonably capable of being satisfied, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (C) if at the scheduled or any extended expiration date of the Offer less than 80% of the Fully Diluted Shares (as defined in Exhibit A) have been validly tendered and not withdrawn in the Offer, extend the Offer for a period of not more than ten business days in the aggregate beyond the latest expiration date that would otherwise be permitted under clause (A) or
(B) of this sentence. In addition, Sub may make available a "subsequent offering period" for up to 20 days in accordance with Rule 14d-11 of the Exchange Act. In the event that the Minimum Tender Condition has not been satisfied or waived at the scheduled expiration date of the Offer, Sub shall, and Parent shall cause Sub to, extend the expiration date of the Offer in such increments as Sub may determine until the earliest to occur of (w) the satisfaction or waiver of such condition, (x) Parent reasonably determines that such condition to the Offer is not capable of being satisfied on or prior to the Outside Date (as defined in Section 8.01(b)(i)), (y) the termination of this Agreement in accordance with its terms and (z) the Outside Date. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall accept for payment and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

         (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC or disseminated to the shareholders of the Company. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent or Sub to such comments.

         (c) Upon the acceptance for payment by Sub of any shares of Company Common Stock tendered pursuant to the Offer, Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Sub becomes obligated to purchase pursuant to the Offer. Subject to Section 5.02(b), the Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement (collectively, the "TRANSACTIONS").

         (d) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, including an information statement (such
Schedule 14D-9, as amended and supplemented from time to time, the "SCHEDULE 14D-9"), describing the recommendations referred to in Section 3.04(b), or any permitted withdrawal or modification in accordance with Section 5.02(b), and shall mail the Schedule 14D-9 (including the information statement) to the holders of Company Common Stock. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

         (e) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub as promptly as is reasonably practicable with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information as Sub may reasonably request in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's shareholders. Subject to the requirements of applicable Law (as defined in Section 3.05), and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence pursuant to the Confidentiality Agreement (as defined in Section 6.02) the information contained in any such labels, listings and files, shall use such information only for the purpose of communicating the Offer and disseminating any other documents necessary to consummate the Offer, the Merger and the other Transactions and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession or control or the control of their agents or representatives.

         Section 1.02. THE MERGER. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "BCA"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.04). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company and Sub, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company and Sub. The name of the Surviving Corporation shall be Technisource, Inc. and the purpose thereof shall be as set forth in the Amended and Restated Articles of Incorporation of the Surviving Corporation. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         Section 1.03. CLOSING. The closing (the "CLOSING") of the Merger shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Article VII, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         Section 1.04. EFFECTIVE TIME. Prior to the Closing, Parent shall prepare and give the Company and its counsel the opportunity to review, and on the Closing Date or as soon as practicable thereafter Parent shall file with the Secretary of State of the State of Florida, articles of merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") executed in accordance with the relevant provisions of the BCA and shall make all other filings or recordings required under the BCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

         Section 1.05. EFFECTS. The Merger shall have the effects set forth in
Section 607.1106 of the BCA.

         Section 1.06. ARTICLES OF INCORPORATION AND BY-LAWS.

         (a) The Articles of Incorporation of the Company shall be amended and restated at the Effective Time to read in the form of Exhibit B, and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         (b) Subject to Section 6.06, the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         Section 1.07. DIRECTORS. At the Closing, Parent shall designate the directors of the Surviving Corporation and such directors shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 1.08. OFFICERS. At the Closing, Parent shall designate the officers of the Surviving Corporation and such officers shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II.
                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

         Section 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

         (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become a number of fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK") equal to (i) the number of shares of Company Common Stock outstanding immediately prior to Effective Time (excluding any shares of Company Common Stock that are owned by any subsidiary of the Company or Parent other than Sub) divided by (ii) 1,000; PROVIDED, HOWEVER, that if the aggregate number of shares of Surviving Corporation Common Stock into which the capital stock of Sub is to be converted pursuant to this Section 2.01(a) is not a whole number, such number shall be rounded up to the next higher whole number.

         (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned directly by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of Surviving Corporation Common Stock.

         (c) CONVERSION OF COMPANY COMMON STOCK.

                  (i) Subject to Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive in cash the Offer Price, without interest.

                  (ii) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "MERGER CONSIDERATION". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

         Section 2.02. EXCHANGE OF CERTIFICATES.

         (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "EXCHANGE FUND"). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.02(a), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be jointly and severally liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

         (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time but in no event more than 10 days after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled.

In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes (as defined in Section 3.09(j)) required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

         (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

         (e) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

         (g) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law.

         (h) CHARGES AND EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

                                  ARTICLE III.
                  Representations and Warranties of the Company

         The Company represents and warrants to Parent and Sub as follows:

         Section 3.01. ORGANIZATION, STANDING AND POWER.

         (a) Each of the Company and each of its subsidiaries (the "COMPANY SUBSIDIARIES") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals, and has made all filings, registrations and declarations, in each case whether domestic or foreign, necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted in each case other than such franchises, licenses, permits, authorizations, approvals, filings, registrations and declarations the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined in Section 9.03).

         (b) The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary except where the failure to so qualify has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY CHARTER"), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY BY-LAWS"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

         Section 3.02. COMPANY SUBSIDIARIES; EQUITY INTERESTS.

         (a) Section 3.02 of the Company Disclosure Schedule lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each "significant subsidiary" (as defined in Regulation S-X of the Federal securities laws) ("SIGNIFICANT SUBSIDIARY") of the Company have been validly issued and are fully paid and nonassessable and, except as set forth in

Section 3.02 of the Company Disclosure Schedule, are owned by the Company, by another Significant Subsidiary of the Company or by the Company and another Significant Subsidiary of the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS").

         (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in Section 3.02 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

         Section 3.03. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000,000 shares of (the "COMPANY CAPITAL STOCK"). At the close of business on June 10, 2002, (i) 10,385,000 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, and (iii) 1,672,157 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined in Section 6.04) and 606,943 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04). Except as set forth above, at the close of business on June 10, 2002, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BCA, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("VOTING COMPANY DEBT"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

         Section 3.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.

         (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Shareholder Approval (as defined below) with respect to the Merger if required by Law, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Shareholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Shareholder Approval with respect to the Merger if required by Law), enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (b) The Board of Directors of the Company (the "COMPANY BOARD"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Offer, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its shareholders, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and (iv) recommending that the Company's shareholders approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Sub and this Agreement, the Offer, the Merger and the other Transactions the provisions of
Section 607.0901 and 607.0902 of the BCA. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Offer, the Merger or any other Transaction. The Company has been advised by each of its directors and executive officers that, as of the date of this Agreement, each such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by
Section 16(b) of the Exchange Act.

         (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "COMPANY SHAREHOLDER APPROVAL"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate the Offer or any Transaction other than the Merger.

         Section 3.05. NO CONFLICTS; CONSENTS.

         (a) Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary,
(ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign ("JUDGMENT"), or statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign ("LAW"), applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         (b) No consent, approval, license, permit, order or authorization ("CONSENT") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) if required, compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing with the SEC of (A) the Schedule 14D-9,
(B) if required, a proxy or information statement relating to the approval of this Agreement by the Company's shareholders (the "PROXY STATEMENT"), (C) any information statement (the "INFORMATION STATEMENT") required under Rule 14f-1 in connection with the Offer and (D) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Florida and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the Taxes described in Section 6.09, (v) compliance with and filings under any foreign jurisdictions, in each case if and to the extent required, and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         Section 3.06. SEC DOCUMENTS; UNDISCLOSED LIABILITIES. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since June 23, 1998 (the "COMPANY SEC DOCUMENTS"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (filed with the SEC on April 1, 2002) (the "2001 FORM 10-K"), its definitive Proxy Statement with respect to its 2001 Annual Meeting of the Company's shareholders (filed with the SEC on April 30, 2001), and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (filed with the SEC on May 15, 2002) (collectively, the "2002 SEC DOCUMENTS") taken together do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of the dates of their respective filing, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations incurred in the ordinary course of business consistent with prior practice since the date of the most recent financial statements included in the Filed Company SEC Documents.

         Section 3.07. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

         Section 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "FILED COMPANY SEC DOCUMENTS") or in Section 3.08 of the Company Disclosure Schedule, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

                  (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

                  (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (iv) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice and except for Company Stock Options that are reflected as outstanding in clause (iii) of
Section 3.03, (B) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any material increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that are entered into in the ordinary course of business consistent with prior practice;

                  (v) any termination of employment or departure of any executive officer or other key employee of the Company or any Company Subsidiary;

                  (vi) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or

                  (viii) any notification, or to the knowledge of the Company, any threat, orally or in writing, that one or more material distributors, customers or suppliers have terminated or intend to terminate or are considering terminating their respective business relationships or have modified or intend to modify such relationships with the Company and the Company Subsidiaries in a manner which is less favorable to the Company or the Company Subsidiaries or have agreed not to or will not agree to do business on such terms and subject to conditions at least as favorable as the terms and conditions provided to the Company or the Company Subsidiaries on the date of the most recent audited financial statements included in the Filed Company SEC Documents and the Company has no knowledge of any facts which would form the basis for such termination or modification.

         Section 3.09. TAXES. Except as disclosed in Section 3.09 of the Company Disclosure Schedule:

(a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes due and owing by the Company and each of the Company Subsidiaries have been timely paid, except to the extent that any failure to pay, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

         (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income). No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or waiver, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

         (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of the Company Subsidiaries. All material assessments for Taxes due with respect to completed and settled audits or proceedings or any concluded litigation have been fully paid.

         (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

         (e) No claim has been made by any authority in a jurisdiction within which the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.

         (f) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer or the Merger.

         (g) The Company has delivered to Parent correct and complete copies of all federal, state and local income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and the Company Subsidiaries for the last three taxable years.

         (h) Neither the Company nor any of the Company Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code ss.280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local or foreign Tax law).

         (i) Neither the Company nor any of the Company Subsidiaries (A) has been a member of any "affiliated group" within the meaning of Code ss.1504(a) (or any similar provision of state, local or foreign law) (an "AFFILIATED GROUP") filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and the Company Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (j) For purposes of this Agreement:

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.

          "TAX RETURN" means any Federal, state, local, provincial or foreign Tax return, declaration, statement, report, schedule, form attachment or information return relating to Taxes and any amendment thereof.

         Section 3.10. EMPLOYEES. To the knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company or the Company Subsidiaries. The Company and the Company Subsidiaries have not experienced any labor disputes or work stoppage due to labor disagreements. The Company and the Company Subsidiaries are in compliance with all applicable laws respecting employment and employment practices and terms and conditions of employment. The Company and the Company Subsidiaries have properly classified individuals as being or not being employees of the Company or the Company Subsidiaries in accordance with applicable law. The Company and the Company Subsidiaries are not nor have ever been party to any collective bargaining agreements and none of the Company or any of the Company Subsidiaries has been the subject of any organizational activity.

         Section 3.11. EMPLOYEE BENEFITS.

         (a) Section 3.11 of the Company Disclosure Schedule lists each Employee Benefit Plan that any of the Company and the Company Subsidiaries maintains or to which any of the Company and the Company Subsidiaries contributes or has an obligation to contribute relating to current or former employees, officers or directors (or their beneficiaries) of the Company and the Company Subsidiaries (each a "COMPANY PLAN"). "EMPLOYEE BENEFIT PLAN" means any (a) deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan or fringe benefit plan or program or (c) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan. "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss. 3(2). "EMPLOYER WELFARE BENEFIT Plan" has the meaning set forth in ERISA 3(1). "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (i) Each Company Plan (and each related trust, custodial account insurance contract, or fund) complies in material form and operation with its terms, the applicable requirements of ERISA, the Code, and other applicable laws. "CODE" means the Internal Revenue Code of 1986, as amended.

                  (ii) All required returns, reports and descriptions (including without limitation Form 5500 Annual Returns/Reports, "top hat" plan notices, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately and in a timely fashion in accordance with applicable law with respect to each Company Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss. 4980B have been met with respect to each Company Plan which is an Employee Welfare Benefit Plan subject to such Part.

                  (iii) All contributions (including without limitation all employer contributions and employee salary reduction contributions) which are (or previously have been) due have been paid in a timely fashion in accordance with applicable law to each Company Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid in a timely fashion with respect to each Company Plan which is an Employee Welfare Benefit Plan.

                  (iv) Each Company Plan which is an Employee Pension Benefit Plan intended to be qualified under Code ss. 401(a) is so qualified.

                  (v) With respect to each Company Plan, to the extent applicable or to the extent the Company has been required to prepare or maintain such documents by applicable law, the Company has delivered to Parent and Sub correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Return/Report, any communication with the Internal Revenue Service or the Department of Labor regarding the compliance or non-compliance of any Company Plan with applicable law, and all related trust agreements, insurance contracts, and other funding agreements which implement such Employee Benefit Plan.

         (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule, with respect to each Employee Benefit Plan that any of the Company, the Company Subsidiaries and the Controlled Group of Corporations (as defined in Code ss. 1563) which includes the Company and the Company Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (i) The Employee Benefit Plan is not, nor has ever been, subject to Title IV of ERISA or Code ss. 412.

                  (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. Neither the Company nor any Company Subsidiary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. "PROHIBITED TRANSACTION" has the meaning set forth in ERISA ss. 406 or Code ss. 4975. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened. None of the Sellers or the Company has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

         (c) None of the Company and the Company Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss. 4980B).

         (d) No promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees of the Company or the Company Subsidiaries which is not reflected in the documentation provided to Parent and Sub has been made.

         (e) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in (i) any payment, of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of the Company or any of the Company Subsidiaries, or (ii) any payment or benefit under any Company Plan failing to be deductible by reason of Code ss. 280G.

         (f) Without limitation of the foregoing, to the extent a Company Plan which is or has been subject to non-discrimination testing requirements under the Code, ERISA or other applicable law, fails or has failed to satisfy such requirements as of or before the Effective Time, the Company has taken in a timely fashion (as determined by applicable law) the necessary corrective action (which may include, without limitation, qualified nonelective contributions or corrective distributions) so that the Company Plan successfully passed and passes the applicable non-discrimination tests in accordance with applicable law.

         Section 3.12. ABSENCE OF CHANGES IN BENEFIT PLANS. Except as disclosed in the Filed Company SEC Documents or in Section 3.12 of the Company Disclosure Schedule, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any Employee Benefit Plan of the Company and the Company Subsidiaries. Except as disclosed in the Filed Company SEC Documents or in Section 3.12 of the Company Disclosure

Schedule, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have any general severance plan or policy.

         Section 3.13. LITIGATION. Except as disclosed in the Filed Company SEC Documents or in Section 3.13 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and, as of the date of this Agreement, the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

         Section 3.14. COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the Filed Company SEC Documents or in Section 3.14 of the Company Disclosure Schedule, the Company and the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Documents or in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law.

         Section 3.15. NO ILLEGAL PAYMENTS, ETC. None of the Company or its Subsidiaries, nor any of their directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject any of the Company and its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Company Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         Section 3.16. CONTRACTS. Section 3.16 of the Company Disclosure Schedule lists the following contracts and other agreements to which any of the Company and the Company Subsidiaries is a party:

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any person providing for lease payments in excess of $50,000 in any one year;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year and which in each case provides for aggregate payments of more than $50,000 in any one year;

         (c) any agreement concerning a partnership or joint venture;

         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness or under which it has imposed a Lien on any of its assets, tangible or intangible;

         (e) any agreement concerning confidentiality or noncompetition, other than standard form non-disclosure agreements with the Company's customers, consultants or employees;

         (f) any agreement relating to the Company and the Company Subsidiaries, their assets, liabilities and business, or relating to shares of the Company Common Stock between or among the Company, any of the Company Subsidiaries and any of their affiliates;

         (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (h) any collective bargaining agreement;

         (i) any agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis or providing severance or retirement benefits (other than billable consulting agreements entered into in the ordinary course of business);

         (j) any agreement under which it has advanced or loaned any amount to any of its shareholders, affiliates, directors, officers, or employees other than in the ordinary course of business;

         (k) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

         (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

The Company has delivered to Parent and Sub a copy of each written agreement listed in Section 3.16 of the Company Disclosure Schedule that is correct and complete in all material respects and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3.15 of the Company Disclosure Schedule. Except as disclosed in Section 3.15 of the Company Disclosure Schedule, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect in all material respects on identical terms following the consummation of the transactions contemplated hereby; (iii) to the knowledge of the Company, no party is in breach or default, and to the knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any material provision of the agreement.

         Section 3.17. INTELLECTUAL PROPERTY.

         (a) The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole and the consummation of the Transactions will not conflict with, alter or impair any such Intellectual Property Rights. Section
3.17 of the Company Disclosure Schedule sets forth a description of all of the following with respect to the Company and the Company Subsidiaries: material patents, material patent rights (including patent applications and licenses), material inventions that have been identified as active patent matters but for which applications have not yet been filed, registrations and licenses of trademarks, trade names, service marks and copyrights, and the geographical territories in which the foregoing are applicable. Except as set forth in
Section 3.17 of the Company Disclosure Schedule, no claims are pending or, to the knowledge of the Company, threatened that (i) the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right or (ii) assert that any Intellectual Property Rights owned by the Company or any Company Subsidiary ("OWNED INTELLECTUAL PROPERTY RIGHTS") are invalid or unenforceable. To the knowledge of the Company, except as set forth in the Filed Company SEC Documents or Section 3.17 of the Company Disclosure Schedule, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Owned Intellectual Property Right.

         (b) The Company has timely paid, or caused to be timely paid, all maintenance, renewal and other similar fees, and has timely met any applicable working requirements with respect to all Owned Intellectual Property Rights listed in Section 3.17 of the Company Disclosure Schedule or material to the Company and the Company Subsidiaries taken as a whole, except as set forth in
Section 3.17 of the Company Disclosure Schedule. With respect to Intellectual Property Rights other than Owned Intellectual Property Rights ("LICENSED INTELLECTUAL PROPERTY RIGHTS") that are listed in Section 3.17 of the Company Disclosure Schedule or material to the Company and the Company Subsidiaries taken as a whole, the Company is in compliance in all material respects with any applicable license or similar agreement.

         (c) All Owned Intellectual Property Rights listed in Section 3.17 of the Company Disclosure Schedule or material to the Company and its Subsidiaries taken as a whole, are free and clear of any Liens (other than Liens that are not material in amount or that would not reasonably be expected to materially interfere with such Intellectual Property Rights) and may be freely transferred, assigned, licensed or sublicensed except as set forth in Section 3.17 of the Company Disclosure Schedule. The Company's licenses with respect to all Licensed Intellectual Property Rights that are listed in Section 3.17 of the Company Disclosure Schedule or material to the Company and the Company Subsidiaries taken as a whole are free and clear of any Liens (other than Liens that are not material in amount or that would not reasonably be expected to materially interfere with such Licensed Intellectual Property Rights).

         (d) The Company is not, and to the knowledge of the Company, no other party is, in breach or default under the Settlement Agreement between the Company and Source Services Corporation.

         Section 3.18. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of Raymond James and the fees of the Company's legal counsel) are set forth in Section 3.18 of the Company Disclosure Schedule.

         Section 3.19. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Raymond James, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view and a copy of the signed opinion has been provided to Parent.

                                  ARTICLE IV.
                Representations and Warranties of Parent and Sub

         Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

         Section 4.01. ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals in each case whether domestic or foreign necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or a material adverse effect on the ability of Parent or Sub to consummate the Offer, the Merger and the other Transactions (a "PARENT MATERIAL ADVERSE EFFECT").

         Section 4.02. SUB.

         (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Transactions.

         (b) The authorized capital stock of Sub consists of 3,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

         Section 4.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole shareholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section 4.04. NO CONFLICTS; CONSENTS.

         (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter, by-laws or other organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

         (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) if required, compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Florida, (iv) such filings as may be required in connection with the Taxes described in Section 6.09, (v) compliance with and filings under the laws of certain foreign jurisdictions, in each case if and to the extent required, and (v) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.05. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in
(i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

         Section 4.06. BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

         Section 4.07. FINANCIAL ABILITY TO PERFORM. Parent has received and provided the Company with a true and complete copy of the executed Commitment Letter (the "COMMITMENT LETTER") from Fleet Bank, N.A. Subject to the receipt of the financing contemplated by the Commitment Letter, Parent and Sub will have as of the date of Closing cash funds sufficient as and when needed to pay all cash payments for shares of Company Common Stock and options in the Offer and the Merger and to pay all related fees and expenses.

                                   ARTICLE V.
                    Covenants Relating to Conduct of Business

         Section 5.01. CONDUCT OF BUSINESS.

         (a) CONDUCT OF BUSINESS BY THE COMPANY. Except for matters set forth in
Section 5.01 of the Company Disclosure Schedule, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of (i) the date of the termination of this Agreement, (ii) the date directors designated by Parent or Sub have been elected to and shall constitute a majority of the Company Board (the "CONTROL DATE") or (iii) the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and each of the Company Subsidiaries in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01 of the Company Disclosure Schedule, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the Control Date or the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

                  (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, except for purchases of inventory in the ordinary course of business consistent with past practice;

                  (v) (A) grant to any current or former director, officer or employee of the Company or any Company Subsidiary any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any material properties or assets, except (A) sales of obsolete assets in the ordinary course of business consistent with past practice, and (B) sales of inventory in the ordinary course of business consistent with prior practice;

                  (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings from persons that are not directors, officers or employees of the Company or any Company Subsidiary incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company or loans, investments and advances in connection with the sale of the products of the Company and the Company Subsidiaries in the ordinary course of business consistent with prior practice to persons that are not directors, Shareholders, officers or employees of the Company or any Company Subsidiary, not to exceed $10,000 individually or $100,000 in the aggregate;

                  (ix) make or agree to make any new capital expenditure or expenditures that are in excess of $50,000 in the aggregate;

                  (x) make or change any material Tax election or settle or compromise any material Tax liability or refund, except for liabilities not in excess of $10,000 individually or $100,000 in the aggregate;

                  (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $5,000 individually or $50,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any indebtedness in excess of $5,000 individually or $50,000 in the aggregate or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

                  (xii) enter into, renew, extend, amend, modify, waive any material provision of, or terminate any lease or similar commitment, in each case providing for payments in excess of $10,000 over the term of such lease or commitment (or until the date on which such lease or commitment may be terminated by the Company without penalty);

                  (xiii) make any intercompany advances or increase in any management personnel or more than five non-management personnel with respect to the Company's India operations; or

                  (xiv) authorize, or commit or agree to take, any of the foregoing actions.

         (b) OTHER ACTIONS. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) any condition to the Offer set forth in Exhibit A, or any condition to the Merger set forth in Article VII, not being satisfied; PROVIDED, HOWEVER, that the obligations set forth in this Section 5.01(b) shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 5.02(b).

         (c) ADVICE OF CHANGES. The Company shall promptly advise Parent orally and in writing of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

         Section 5.02. NO SOLICITATION.

         (a) Neither the Company nor any of the Company Subsidiaries or affiliates shall (and the Company shall cause the officers, directors, employees, representatives and agents of the Company, each of the Company Subsidiaries, each affiliate of the Company, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than Parent, any of its affiliates or representatives) concerning any Company Takeover Proposal (defined below in Section 5.02(c)), except that nothing contained in this
Section 5.02 or any other provision hereof shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company shareholders as, in the good faith judgment of the Board, after receiving advice from outside counsel, is required under applicable law, provided that the Company may not, except as permitted by Section 5.02(b), withdraw or modify, or propose to withdraw or modify, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger or its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend any Company Takeover Proposal, or enter into any agreement with respect to any Company Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of shares of Company Common Stock for payment pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning a Company Takeover Proposal if:

                  (i) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company Board relating to any such transaction which the Company Board determines in good faith, represents a superior transaction to the transactions contemplated hereby and which is not subject to the receipt of any necessary financing; and

                  (ii) in the opinion of the Company Board such action is required to discharge the Company Board's fiduciary duties under applicable law, determined only after receipt of

                            (x) advice from the Company's investment banking
                   firm that the Company Takeover Proposal is superior, from a financial point of view, to the Offer and the Merger (which advice may include analysis of the enterprise value if the Company Board has been advised by independent legal counsel that its fiduciary duties requires them to do so), and

                            (y) advice from independent legal counsel to the
                   Company that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board to violate its fiduciary duties under applicable law.

The Company will promptly, but in any event within one business day, notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company, and the Company will promptly, but in any event within one business day, communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.

         (b) Except as set forth below in this subsection (b), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval, determination or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve, determine to be advisable or recommend or propose to approve, determine to be advisable or recommend, any Company Takeover Proposal or (iii) enter into any agreement with respect to any Company Takeover Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of the shares of Company Common Stock pursuant to the Offer, the Company Board may withdraw or modify its approval, determination or recommendation of the Offer, this Agreement or the Merger, approve, determine to be advisable or recommend a Superior Company Proposal (as defined in Section 5.02(c)), or enter into an agreement with respect to a Superior Company Proposal, in each case at any time after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the

Company Board has received a Superior Company Proposal with respect to which it intends to take any actions referred to herein, specifying the material terms and conditions of such Superior Company Proposal and identifying the person making such Superior Company Proposal, but only if prior to such action the Company shall have caused its financial and legal advisors to negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms. In no event will the Company be required to negotiate with Parent for more than one such five day period.

         (c) As used herein, "Company Takeover Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Company and the Company Subsidiaries taken as a whole or 10% or more of any capital stock of the Company or any of the Company Subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company. "Superior Company Proposal" shall mean a Company Takeover Proposal which (i) satisfies both subsection (i) and subsection (ii) of
Section 5.02(a) and (ii) is reasonably capable of being completed, taking into account all financial, legal and other aspects of such proposal.

                                   ARTICLE VI.
                              Additional Agreements

         Section 6.01. PREPARATION OF PROXY STATEMENT; SHAREHOLDERS MEETING.

         (a) Except as otherwise provided in Section 6.01(b), the Company shall, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company, Parent and Sub shall use their best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its best efforts to cause the Proxy Statement in definitive form to be mailed to the Company's shareholders as promptly as practicable after filing with the SEC.

         (b) The Company shall, as soon as practicable following the acceptance for payment and purchase of the shares of Common Stock by Sub pursuant to the Offer and, if later, the expiration of any subsequent offer period under Section 1.01(a), duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of seeking the Company Shareholder Approval. Subject to Section 5.02(b), the Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this

Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 80% of the outstanding shares of each series of Company Capital Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a shareholders meeting in accordance with Section 607.1104 of the BCA.

         (c) Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

         Section 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; PROVIDED, HOWEVER, that the Company may withhold the documents and information described in the Company Disclosure Schedule to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement; PROVIDED FURTHER, that the Company shall use all reasonable efforts to obtain, as promptly as practicable, any consent from such third party required to permit the Company to furnish such documents and information to Parent.

         Section 6.03. REASONABLE EFFORTS; NOTIFICATION.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement; PROVIDED, HOWEVER, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 5.02(b). In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets. As promptly as practicable after the consummation of the Offer, the Company shall use all reasonable efforts to notify Parent of any actions or nonactions of, waivers, consents and approvals from, and registrations and filings with, Governmental Entities, and any consents, approvals or waivers from third parties, that would be required in connection with the consummation of the Merger in the event that Parent elects pursuant to Section 1.02 to merge the Company with and into Sub instead of merging Sub into the Company.

         (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 6.04. STOCK OPTIONS.

         (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding vested Company Stock Options and all outstanding vested Company SARs heretofore granted under any Company Stock Plan to provide that each such vested Company Stock Option (and any Company SAR related thereto) outstanding immediately prior to the first acceptance for payment of shares of Company Common Stock pursuant to the Offer shall be canceled in exchange for a cash payment by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer of an amount equal to (i) the excess, if any, of (x) the highest price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. The Company will be responsible for any required reporting to Federal, state or local tax authorities.

         (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and shall be paid without interest by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer. The Company shall use its best efforts to obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Stock Option until all necessary consents with respect to such Company Stock Option are obtained.

         (c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

         (d) In this Agreement:

         "COMPANY STOCK OPTION" means any option to purchase Company Common Stock granted under any Company Stock Plan.

         "COMPANY SAR" means any stock appreciation right linked to the price of Company Common Stock AND granted under any Company Stock Plan.

         "COMPANY STOCK PLANS" means the Technisource Long-Term Incentive Plan and all agreements under which there are outstanding options to purchase Company Common Stock granted to employees, consultants or any other person.

         Section 6.05. BENEFIT PLANS.

         (a) From and after the Control Date and from and after the Effective Time, Parent shall cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Schedule, including any change in control provisions contained therein.

         (b) With respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent or any of its subsidiaries (including any severance plan), for all purposes, including determining eligibility to participate and vesting, service with the Company or any Company Subsidiary shall be treated as service with Parent or any of its subsidiaries; PROVIDED, HOWEVER, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

         Section 6.06. INDEMNIFICATION BY PARENT.

         (a) Parent shall, to the fullest extent permitted by Law, cause the Company (from and after the Control Date) and the Surviving Corporation (from and after the Effective Time) to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and the Company subsidiaries against all losses, claims, damages or liabilities (including reasonable attorneys' fees) arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the BCA, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws, the BCA and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of the Company subsidiaries is entitled to indemnification under this Section 6.06(a), such director or officer shall be entitled to reimbursement from the Company (from and after the Control Date) or the Surviving Corporation (from and after the Effective Time) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

         (b) From and after the Control Date and for a period of six years after the Effective Time, Parent shall cause to be maintained in effect, at no cost to the insureds thereunder, a "tail policy" based on the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events, errors or omissions which occurred at or before the Effective Time; PROVIDED, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "MAXIMUM PREMIUM"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $118,500.

         (c) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage.

         (d) The By-Laws of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in Article VI of the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company (and during such period the Articles of Organization of the Company shall not be amended, repealed or otherwise modified in any manner that would have the effect of so amending, repealing or otherwise modifying such provisions of the By-Laws).

         (e) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the

Surviving Corporation set forth in this Section 6.06, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 6.06.

         (f) Parent guarantees that if for any reason the Company or the Surviving Corporation, as the case may be, shall not meet its obligations pursuant to this Section 6.06, it shall meet such obligations in full when and as such obligations arise.

         Section 6.07. FEES AND EXPENSES. All fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         Section 6.08. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.09. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER TAXES") incurred in connection with the Transactions shall be paid by the party upon whom the primary burden for payment is placed by the applicable law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes and shall use reasonable efforts to avail itself of any available exemptions from such Transfer Taxes, and shall cooperate in providing any information and documentation that may be necessary to obtain such exemptions.

         Section 6.10. DIRECTORS. Promptly upon the first acceptance for payment of, and payment by Sub for, any shares of Company Common Stock pursuant to the Offer, Sub shall be entitled to designate four directors to the Company Board. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly obtain the resignation of each of its current directors (with the exception of C. Shelton James).

         Section 6.11. SHAREHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to any Transaction; PROVIDED, HOWEVER, that Parent shall have the right to prevent the Company from entering into any such settlement without Parent's consent if Parent agrees to indemnify the Company and each director of the Company for the amount of its, his or her liability, if any, arising from the underlying claim, net of any insurance proceeds received by such person, that is in excess of the amount for which such person would have been liable under such settlement.

         Section 6.12. CONSENT TO TRANSACTIONS. At the request of Parent, the Company will use its best efforts to obtain promptly the written consent of the lessors to the execution and delivery by the Company of this Agreement, the consummation of the Offer and Merger and the other Transactions and the compliance by the Company with the terms hereof with respect to the real property leases listed on Section 3.5(a) of the Company Disclosure Schedule.

         Section 6.13. AFFILIATE LOANS. The Company shall use its best efforts to collect, prior to or as of Closing, any and all outstanding amounts owed to the Company under the loans listed in Section 3.16(j) of the Company Disclosure Schedule.

                                  ARTICLE VII.
                              Conditions Precedent

         Section 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) SHAREHOLDER APPROVAL. The Company shall have obtained the Company Shareholder Approval, if required.

         (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any other foreign antitrust Law the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

         (c) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect; PROVIDED, HOWEVER, that prior to asserting this condition each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

         (d) ACCEPTANCE OF SHARES PURSUANT TO THE OFFER. Sub shall have accepted shares of Company Common Stock for payment pursuant to the Offer; PROVIDED, that the obligation of a party to effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this clause (d) if the failure of Sub to accept shares of Company Common Stock for payment pursuant to the Offer shall have constituted or resulted from a material breach of the Offer or this Agreement by such party.

                                 ARTICLE VIII.
                        Termination, Amendment and Waiver

         Section 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Shareholder Approval:

         (a) by mutual written consent of Parent, Sub and the Company;

         (b) by either Parent or the Company:

                  (i) if the Offer is not consummated on or before September 30, 2002, or in the event the Parent and Sub notify the Company not later than five days prior to such date that they in good faith have determined that additional time is required to consummate the Offer, October 31, 2002 (the "OUTSIDE DATE"), unless the failure to consummate the Offer by the Outside Date is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iii) if as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Sub having accepted shares of Company Common Stock for payment pursuant to the Offer; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a willful material breach of any representation or warranty under this Agreement by such party; or

                  (iv) if, upon a vote at a duly held meeting to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained; PROVIDED, that Parent may not terminate this Agreement under this Section 8.01(b)(iv) if the Company Common Stock owned by Sub, Parent or any other subsidiary of Parent shall not have been voted in favor of obtaining the Company Shareholder Approval;

         (c) by Parent prior to the acceptance for payment and payment for the shares of Company Common Stock in the Offer, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement (other than a breach or failure to perform for which Parent has the right to terminate this Agreement pursuant to Section 8.01(d)(ii)), which breach or failure to perform (i) would give rise to the failure of a condition set forth in Exhibit A, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

         (d) by Parent prior to the acceptance for payment and payment for the shares of Company Common Stock in the Offer:

                  (i) if the Company Board or any committee thereof withdraws or modifies in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, fails to recommend to the Company's shareholders that they accept the Offer and give the Company Shareholder Approval or publicly approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

                  (ii) if the Company or any of its officers, directors, employees, representatives, affiliates or agents takes any of the actions that would be proscribed by Section 5.02 but for the exceptions therein allowing certain actions to be taken in the case of circumstances satisfying both subsection (i) and subsection (ii) of Section 5.02(a); or

         (e) by the Company prior to the acceptance for payment and payment for the shares of Company Common Stock in the Offer in accordance with Section 8.05(b); PROVIDED, HOWEVER, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

         (f) by the Company prior to the acceptance for payment and payment for the shares of Company Common Stock in the Offer, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

         (g) by the Company if Parent, Sub or any of their affiliates shall have failed to commence the Offer by the tenth business day following the date of the initial public announcement of the execution of this Agreement; provided that the Company may not terminate this Agreement pursuant to this Section 8.01(g) if the Company is in material breach of this Agreement.

         Section 8.02. EFFECT OF TERMINATION.

         (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than as specifically provided herein and except as provided in any of Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

         (b) If Parent or Sub exercises its right to terminate this Agreement under Section 8.01(d) or the Company exercises its right to terminate this Agreement under Section 8.01(e), the Company shall pay to Parent upon demand $1,250,000 (the "TERMINATION FEE"), payable in same-day funds, to reimburse Parent for its time, expense, lost opportunity costs and other costs and damages associated with pursuing the Merger.

         (c) If within six months after termination of this Agreement (other than a termination pursuant to any of Sections 8.01(b), 8.01(f) or 8.01(g)), the Company shall enter into any agreement relating to a Company Takeover Proposal with a person or entity other than Parent or Sub or a Company Takeover Proposal with a person or entity other than Parent or Sub shall otherwise be consummated, then immediately prior to, and as a condition of, the entering into of such agreement or the consummation of such transaction, as the case may be, the Company shall pay to Parent upon demand the Termination Fee, payable in same-day funds, to reimburse Parent for its time, expense, lost opportunity costs and other costs and damages associated with pursuing the Merger; provided that no such amount shall be payable if the Termination Fee shall have been paid in accordance with Section 8.02(b) of this Agreement.

         (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to Parent any amounts due under this Section 8.02, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

         Section 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; PROVIDED, HOWEVER, that after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders; and PROVIDED, FURTHER, that after this Agreement is adopted by the Company's shareholders, no such amendment or modification shall be made that reduces the amount or changes the form of Merger Consideration or otherwise materially and adversely affects the rights of the Company's shareholders hereunder, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         Section 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 8.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
                       WAIVER.

         (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of each of Parent, Sub or the Company, action by its Board of Directors.

         (b) The Company may terminate this Agreement pursuant to Section 8.01(e) only if (i) the Company Board has received a Superior Company Proposal,
(ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger in order to act in a manner consistent with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause
(ii) above, (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02 (other than breaches that, individually and in the aggregate, are not material and do not prejudice Parent's rights under this Agreement), (vi) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal and (vii) Parent is not at such time entitled to terminate this Agreement pursuant to
Section 8.01(c).

                                  ARTICLE IX.
                               General Provisions

         Section 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         Section 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) seven days after mailing by certified mail, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy or (iv) one business day after sending by overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Sub, to

                           IM Acquisition, Inc.
                           2300 Cottondale Lane
                           Suite 250
                           Little Rock, Arkansas 72202

                           Attention:  James L. Hudson, Esq.
                           Facsimile:  (501) 537-4518
                           with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110-2624

                           Attention:  Christopher J. Austin, Esq.
                           Facsimile:  (617) 951-7050

         (b) if to the Company, to

                           Technisource, Inc.
                           Gulf Atlantic Building
                           Suite 200
                           1901 W. Cypress Creek Road
                           Ft. Lauderdale, Florida 33309

                           Attention:  C. Shelton James
                           Facsimile:  (954) 493-8603

                           with a copy to:

                           Holland & Knight
                           701 Brickell Avenue
                           Suite 3000
                           Miami, Florida 33131

                           Attention:  Steven Sonberg, Esq.
                           Facsimile: (305) 789-7799

         Section 9.03. DEFINITIONS. For purposes of this Agreement:

         An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         A "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, business prospects, affairs, condition (financial or otherwise), operations or results of operation of the Company and the Company Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or (iii) the ability of the Company to consummate the Offer, the Merger and to perform its obligations under the Option Agreement; PROVIDED HOWEVER, that a "Company Material Adverse Effect" shall not include any change or effect resulting from or attributable to (i) the announcement or pendency of this Agreement or the transactions contemplated hereby, or (ii) any decrease in the market price of the shares of Common Stock (but not any change or effect underlying such stock price decrease that would otherwise constitute a "Company Material Adverse Effect").

         A "KEY EMPLOYEE" means an employee of the Company or any Company Subsidiary whose total annual compensation (including incentive compensation), after giving effect to any increase after the date of this Agreement, exceeds $85,000.

         A "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

         A "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         "TO THE KNOWLEDGE" of any specified corporation means to the actual knowledge of any director or officer of such corporation.

         Section 9.04. INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Schedule shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates, provided that a disclosure of a specific item in any one section of the Company Disclosure Schedule shall also be deemed a disclosure as to all other applicable sections of the Company Disclosure Schedule if either
(x) there is an explicit cross-reference to another section or sections of the Company Disclosure Schedule, or (y) the Parent could reasonably be expected to ascertain the scope of the modification to another representation notwithstanding the absence of a cross-reference.

         Section 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Schedule and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of
Article II, Section 6.04 and Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

         Section 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent or as collateral to the senior lenders to Sub and Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any Transaction,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

         Section 9.11. CONSENTS. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Sections 8.04 and 8.05. Sub hereby agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                    IM ACQUISITION, INC.


                                    By: ______________________________
                                        Name:
                                        Title:



                                    IM MERGER CORP.


                                    By: ______________________________

                                        Name:
                                        Title:



                                    TECHNISOURCE, INC.


                                    By: _______________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                             CONDITIONS OF THE OFFER

         Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which, together with that number of shares of Company Common Stock owned by Parent, Sub and Parent's other subsidiaries, would represent at least two-thirds of the Fully Diluted Shares (the "MINIMUM TENDER CONDITION") and (ii) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated. The term "FULLY DILUTED SHARES" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or to pay for any shares of Company Common Stock not already accepted for payment or paid for, and may terminate or amend the Offer, (A) with the consent of the Company or (B) without the consent of the Company at any time on or after the date of this Agreement and before the first acceptance of such shares for payment or the payment therefor when any of the following conditions exists:

         (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity, or pending any suit, action or proceeding with a reasonable likelihood of success by any other person, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole after taking into account a reasonable estimate of insurance proceeds reasonably likely to be obtained by the Company at the conclusion of such suit, (ii) seeking to prohibit or impose any material limitations on the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, as a result of the Offer, the Merger or any other Transaction, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired by it on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries; provided, in each case, that Parent shall have used all reasonable efforts to cause any such action or proceeding to be dismissed;

         (b) any Law or Judgment enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any required consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other Transaction, by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

         (c) since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

         (d) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub, or publicly proposed to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, failed to recommend to the Company's shareholders that they accept the Offer and give the Company Shareholder Approval, failed to timely file SEC Schedule 14D-9 evidencing such favorable recommendation, or approved or recommended, or publicly proposed to approve or recommend, any Company Takeover Proposal;

         (e) (i) any of the representations and warranties of the Company contained in Sections 3.03, 3.06, 3.08, 3.09, 3.13, 3.14, 3.15 and 3.16 of this
Agreement that is qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of this Agreement and as of such time, except to the extent such representation and warranty expressly relates to an earlier date (in which case such determination shall be on and as of such earlier date) or (ii) the failure, individually or in the aggregate, of any representation and warranty of the Company other than those listed in clause
(i) above to be true and correct causes or would be reasonably likely to cause a Company Material Adverse Effect;

         (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure to perform or comply cannot be or has not been cured within five days after the giving of written notice to the Company of such breach;

         (g) all consents or approvals necessary to the consummation of the Offer or the Merger including, without limitation, consents from parties to loans, contracts, leases or other agreement shall not have been obtained, other than consents the failure of which to obtain would not have a Company Material Adverse Effect;

         (h) neither Raymond James nor the Company Board shall have withdrawn or modified in a material way the opinion of Raymond James, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view;

         (i) since the date of this Agreement, the Company and each of the Company Subsidiaries shall have been operated other than in the normal course (consistent with past custom and practice) or shall have, without the prior written consent of Parent, (A) issued any stock interests or granted any options or warrants or other commitments with respect to any of its equity or debt securities; (B) paid any dividends or made any distributions or loans to its shareholders; (C) incurred any additional loans or debt (other than in the ordinary course of business); (D) altered, rescinded or amended any provision of the Company Charter or Company By-laws; (E) made any capital expenditures in excess of an aggregate of $50,000; (F) declared bonus amounts in excess of those consistent with past practice or increased compensation above present levels other than regularly scheduled seniority increases to non-officer employees consistent with past practice; (G) entered into or amended any (i) employment agreements (other than consultant employment or engagement agreements entered into in the ordinary course of business and consistent with past practice), (ii) change of control agreements, or (iii) severance agreements; or (H) otherwise taken any actions that would materially adversely affect Parent's, Sub's or the Company's ability to consummate the Offer or the Merger, or that would be reasonably likely to result in a Company Material Adverse Effect;

         (j) the Offer or the Merger shall be subject to any anti-takeover legislation, including but not limited to Sections 607.0901 or 607.0902 of the BCA;

         (k) Parent shall not have entered into noncompetition and nonsolicitation agreements substantially in the form of Exhibit C hereto with each of C. Shelton James, James F. Robertson and Andrew Hill, which agreements may provide that they shall only be effective upon the consummation of the Offer;

         (l) the Company shall not have executed appropriate joinder documentation with respect to the Parent's existing credit agreement with Fleet;

         (m) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange or in the Nasdaq National Market, for a period in excess of three hours (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index for a period of less than two days and suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit by banks or other financial institutions, (v) a change in general financial bank or capital market conditions which materially or adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

         (n) this Agreement shall have been terminated in accordance with its terms; or

         (o) Parent, Sub and the Company shall not have entered into an agreement with James F. Robertson in a form reasonably acceptable to Parent, Sub and Mr. Robertson, pursuant to which Mr. Robertson shall provide consulting services after the Effective Time to the Parent and Surviving Corporation, and at no cost to the Parent or the Surviving Corporation, in connection with agreements, contracts, understandings and commitments that require certain security clearances issued by Government Entities ("DISCO Agreements"); provided that (I) such consulting services are similar in nature, responsibility and effort required to the services Mr. Robertson provides the Company as of the date hereof in connection with DISCO Agreements and (II) that the Parent and Sub negotiate in good faith to reach such agreement.

which, in the reasonable judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

         The foregoing conditions are for the sole benefit of Sub and Parent and, subject to Section 1.01(a), may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion (subject to the terms of this Agreement). The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                       EXHIBIT B

                            ARTICLES OF INCORPORATION

                                                                       EXHIBIT C

              FORM OF NONCOMPETITION AND NONSOLICITATION AGREEMENT








                                      C-1